UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2008

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01	Other Events.

On May 21, 2008, the Board of Directors of Arbinet-thexchange, Inc. (“Arbinet” or the “Company”) authorized the repurchase of up to $8 million of the Company’s common stock (the “Repurchase Plan”). The Repurchase Plan is effective as of May 27, 2008 and will terminate no later than August 27, 2008. The share repurchases may be made at management’s discretion in the open market or in privately negotiated transactions in compliance with applicable securities laws and other legal requirements and are subject to market conditions, share price, and other factors. The Repurchase Plan may be suspended or discontinued at any time. Shares of the Company’s common stock repurchased under the Repurchase Plan will be held in the Company’s treasury.

Also on May 22, 2008, Arbinet issued a press release announcing the Repurchase Plan, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
99.1	Press Release of Arbinet-thexchange, Inc., dated May 22, 2008.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

By:	/s/ W. Terrell Wingfield, Jr.
Name:	W. Terrell Wingfield, Jr.
Title:	General Counsel and Secretary

Date: May 22, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Arbinet-thexchange, Inc., dated May 22, 2008.*

*	Filed herewith